Exhibit 99.1

For Immediate Release

Contact: Scott Drill, President and CEO (763) 392-6200; (800) 874-4648

Insignia Systems, Inc. Reports Second Quarter
Net Income of $654,000 on 43% POPS Revenue Increase

MINNEAPOLIS – July 28, 2010 – Insignia Systems, Inc. (Nasdaq: ISIG) today reported net sales of $8,326,000 for the second quarter ended June 30, 2010, an increase of 44.2%, compared to net sales of $5,773,000 for the second quarter of 2009. The net income for the second quarter of 2010 was $654,000 or $0.04 per basic and diluted share, compared to $110,000, or $0.01 per basic and diluted share, for the second quarter of 2009. Insignia Point-of-Purchase Services® (POPS) revenue for the second quarter of 2010 was $7,562,000, an increase of 43.1%, compared to the second quarter 2009 POPS revenue of $5,285,000.

For the six months ended June 30, 2010, net sales were $14,209,000, an increase of 18.8%, compared to net sales of $11,959,000 for the six months ended June 30, 2009. The net income for the first half of 2010 was $219,000 or $0.01 per basic and diluted share, compared to $1,427,000, or $0.09 per basic and diluted share for the same period of 2009. Net income in the first half of 2009 included insurance settlement proceeds of $1,387,000. Insignia POPS revenue for the first six months of 2010 was $12,699,000, an increase of 16.3%, compared to the first six months of 2009 POPS revenue of $10,916,000.

CEO Scott Drill commented, “We are pleased with both the sequential and year-to-year improvement in POPS second quarter revenue. Subsequent to our first quarter earnings release on April 28, 2010, we were able to write approximately $1,650,000 in additional POPS business for execution in the second quarter. We continue to be optimistic about the benefit of having approximately 1,100 SUPERVALU corporate stores and approximately 500 Winn-Dixie stores join our retail network. These stores are now online. In the current quarter, we have approximately $6,800,000 in POPS customer orders with five weeks of selling time left. Our relationship with Valassis continues to be strong.”

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July 28, 2010	Insignia Systems, Inc. Reports Second Quarter Results	Page 2

Drill continued, “On the legal front, we are looking forward to trying our case against News America Marketing In-Store, Inc. (NAM) which is scheduled to begin December 6, 2010. It has been a long, hard battle since we filed our lawsuit on September 23, 2004, and we are confident that our diligence will pay off. As mentioned in previous releases, the Summary Judgment ruling on September 30, 2009 was significant in that the Court awarded judgment to Insignia and to me personally on all of NAM’s counterclaims. The Court also denied NAM’s Motion for Summary Judgment on Insignia’s claims against NAM, except that it granted NAM’s Motion on the sole issue of whether NAM possessed market power over retailers. By denying NAM’s Motion, the Court set the stage for trial on our antitrust and unfair-competition claims, which include violations of the Sherman and Clayton Antitrust Acts, the Lanham Act, and those statutes’ counterparts in Minnesota state law. Second quarter 2010 legal expense was $566,000 versus $523,000 in the first quarter. Cash, cash equivalents and short-term investments at June 30, 2010 were $11,649,000, compared to $10,933,000 at March 31, 2010. Since the Board authorized the repurchase of up to an aggregate of $2 million of our Common Stock on February 23, 2010, the Company has spent $465,000 to repurchase 85,000 shares at an average price of $5.48.

Non-GAAP versus GAAP Financial Statements

To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance. These non-GAAP measures include a) net income before insurance settlement proceeds; and b) net income before both insurance settlement proceeds and News America related legal fee expense. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.

These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

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July 28, 2010	Insignia Systems, Inc. Reports Second Quarter Results	Page 3

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net income	$654,000	$110,000	$219,000	$1,427,000
Adjustment:
Insurance settlement proceeds	—	—	—	(1,387,000)
Non-GAAP net income before insurance settlement proceeds	654,000	110,000	219,000	40,000
Adjustment:
News America related legal expense	523,000	306,000	927,000	1,021,000
Non-GAAP net income before insurance settlement proceeds and News America related legal expense	$1,177,000	$416,000	$1,146,000	$1,061,000

Conference Call

The Company will host a conference call today, July 28, at 4:00 p.m. Central Time. To access the live call, dial 877-268-1608. The conference code is 84971402. Please be sure to call in about 5-10 minutes before the call is scheduled to begin. Audio replay will be available approximately two hours after the call through August 6. To access the replay, dial 800-642-1687 and reference the passcode 84971402.

Insignia Systems, Inc. is an innovative developer and marketer of in-store advertising products, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia is contracted with more than 11,300 chain retail supermarkets and drug stores, including Kroger, ShopRite and SUPERVALU. Through the nationwide POPS network, over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Kraft, Nestlé, Ocean Spray, Reckitt Benckiser, Schwan’s Bakery and Tyson Foods, have taken their brand messages to the point-of-purchase. For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements. The Company’s actual results could differ materially from these forward-looking statements as a result of a number of factors, including risks and uncertainties as described in the Company’s SEC Form 10-K for the year ended December 31, 2009 and other recent filings with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

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July 28, 2010	Insignia Systems, Inc. Reports Second Quarter Results	Page 4

Insignia Systems, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net Sales	$8,326,000	$5,773,000	$14,209,000	$11,959,000
Cost of Sales	3,981,000	2,748,000	6,934,000	5,711,000
Gross Profit	4,345,000	3,025,000	7,275,000	6,248,000
Operating Expenses:
Selling	1,775,000	1,511,000	3,411,000	3,018,000
Marketing	411,000	345,000	806,000	734,000
General & Administrative	1,508,000	1,044,000	2,855,000	2,469,000
General & Administrative
(Insurance settlement proceeds)	—	—	—	(1,387,000)
Operating Expense	3,694,000	2,900,000	7,072,000	4,834,000

Operating Income	651,000	125,000	203,000	1,414,000
Other Income, net	3,000	21,000	16,000	49,000

Income Before Taxes	654,000	146,000	219,000	1,463,000
Income Tax Expense	—	36,000	—	36,000

Net Income	$654,000	$110,000	$219,000	$1,427,000

Net Income per Share
Basic	$0.04	$0.01	$0.01	$0.09
Diluted	$0.04	$0.01	$0.01	$0.09

Shares used in calculation of net income per share:
Basic	15,487,000	15,129,000	15,434,000	15,129,000
Diluted	16,924,000	15,783,000	16,815,000	15,513,000

SELECTED BALANCE SHEET DATA

(Unaudited)

	June 30, 2010	December 31, 2009
Cash and cash equivalents	$8,249,000	$8,797,000
Short-term investments	3,400,000	4,400,000
Working capital	11,463,000	10,716,000
Total assets	17,960,000	17,839,000
Total liabilities	5,414,000	6,154,000
Shareholders’ equity	12,546,000	11,685,000

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